DISTRIBUTION AGREEMENT

      Each Massachusetts Business Trust (Trust) designated in Appendix 1 from time to time, acting severally, and Liberty Funds Distributor, Inc. (LFDI), a Massachusetts corporation, agree effective April __, 1999:

      1. APPOINTMENT OF LFDI. Each Trust may offer an unlimited number of separate investment series (Funds), each of which may have multiple classes of shares (Shares). Each Trust appoints LFDI as the principal underwriter and distributor of Shares of Funds designated in Appendix 1 (which appointment shall be exclusive except as otherwise provided in this Agreement). This Agreement will apply to each Fund as set forth on Appendix 1 as it may be amended from time to time.

      2.  SALE OF SHARES.

      a. LFDI's Right to Purchase Shares From the Fund. LFDI, acting as principal for its own account and not as agent for each Trust, shall have the right to purchase Shares and shall sell Shares in accordance with each Fund's prospectus on a "best efforts" basis. LFDI shall purchase Shares, at a price equal to the net asset value, only as needed to fill orders. LFDI will receive all sales charges. LFDI will notify the Trust at the end of each business day of the Shares of each Fund to be purchased.

      b. Appointment of Agent for Certain Sales of Shares at Net Asset Value. The Trust may at any time designate its shareholder servicing, transfer and dividend disbursing agent as its agent to accept orders for (i) Class A Shares of the Funds at net asset value, or (ii) Class I Shares, or (iii) Class Z Shares, in each case from individuals or entities that are entitled to purchase such shares as provided in the Trust's prospectus, and to issue Shares directly to such purchasers.

      c. Refusal to Sell Shares; Direct Issue of Shares. The Trust may at any time (i) refuse to sell Shares hereunder or (ii) issue Shares directly to shareholders as a stock split or dividend.

      3. REDEMPTION OF SHARES. The Trust will redeem in accordance with each Fund's prospectus all Shares tendered by LFDI pursuant to shareholder redemption requests. LFDI will notify the Trust at the end of each business day of the Shares of each Fund tendered.

      4. COMPLIANCE. LFDI will comply with applicable provisions of the prospectus of a Fund and with applicable laws and rules relating to the sale of Shares and indemnifies each Trust for any damage or expense from unlawful acts by LFDI and persons acting under its direction or authority.

      5. EXPENSES. Each Trust will pay all expenses associated with:

         a.   the registration and qualification of Shares for sale;

         b.   shareholder meetings and proxy solicitation;

         c.   Share certificates;

         d.   communications to shareholders; and

         e. taxes payable upon the issuance of Shares to LFDI.

         In connection with the distribution of shares of the Funds, LFDI will be entitled to receive payments pursuant to any Distribution Plan and related agreement from time to time in effect between any Trust and LFDI with respect to a Fund or any particular class of shares of a Fund, (b) any contingent deferred sales charges applicable to the redemption of shares of a Fund or of any particular class of shares of a Fund, determined in the manner set forth in the then current Prospectus and Statement of Additional Information of that Fund, and (c) any applicable front-end sales charges applicable to the sale of shares of a Fund or of any particular class of shares of a Fund, less any applicable dealer discount.

         LFDI will pay all expenses associated with advertising and sales literature including those of printing and distributing prospectuses and shareholder reports, proxy materials and other shareholder communications used as sales literature.



      6.  CONTINUATION, AMENDMENT OR TERMINATION.

      A -This Agreement (a) supersedes and replaces any contract or agreement relating to the subject matter hereof in effect prior to the date hereof, (b) shall continue in effect only so long as specifically approved at least annually by the Trustees or shareholders of the Trust and (c) may be amended at any time by written agreement of the parties, each in accordance with the Act.

      B - This Agreement (a) shall terminate immediately upon the effective date of any later dated agreement relating to the subject matter hereof, and (b) may be terminated upon 60 days notice without penalty by a vote of the Trustees or by LFDI or otherwise in accordance with the Act and will terminate immediately in the event of assignment (as defined under the Act). Upon termination the obligations of the parties under this Agreement shall cease except for unfulfilled obligations and liabilities arising prior to termination. All notices shall be in writing and delivered to the office of the other party.

      7. AGREEMENT AND DECLARATION OF TRUST. A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. As to each Trust, this Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of such Trust individually but only upon the assets of such Trust.

Agreed:

EACH TRUST DESIGNATED IN APPENDIX 1     LIBERTY FUNDS DISTRIBUTOR, INC.



By: Nancy L. Conlin,                  By: James Tambone, Chief Executive Officer
    Secretary For Each Trust

APPENDIX 1

Trust                                        Series
Liberty Trust I
                  Colonial High Yield Securities Fund
                  Colonial Income Fund
                  Colonial Strategic Income Fund
                  Stein Roe Advisor Tax-Managed Growth Fund
                  Stein Roe Advisor Tax-Managed Value Fund

Liberty Trust II
                  Colonial Money Market Fund
                  Colonial Intermediate U.S. Government Fund
                  Colonial Short Duration U.S. Government Fund
                  Newport Tiger Cub Fund
                  Newport Japan Opportunities Fund
                  Newport Greater China Fund

Liberty Trust III
                  Colonial Select Value Fund
                  The Colonial Fund
                  Colonial  Federal Securities   Fund
                  Colonial   Global   Equity  Fund
                  Colonial International  Horizons Fund
                  Colonial  Strategic Balanced Fund
                  Colonial Global Utilities Fund
                  Crabbe Huson Small Cap Fund
                  The Crabbe Huson Special Fund
                  Crabbe Huson Equity Fund
                  Crabbe Huson Real Estate Investment Fund
                  Crabbe Huson Managed Income & Equity Fund
                  Crabbe Huson Oregon Tax-Free Fund
                  Crabbe Huson Contrarian Income Fund
                  Crabbe Huson Contrarian Fund

Liberty Trust IV
                  Colonial High  Yield  Municipal  Fund
                  Colonial Intermediate Tax-Exempt Fund
                  Colonial Tax-Exempt Fund
                  Colonial Tax-Exempt Insured Fund
                  Colonial Municipal  Money Market Fund
                  Colonial Utilities  Fund
                  Colonial Counselor  Select  Income  Portfolio
                  Colonial Counselor   Select  Balanced   Portfolio
                  Colonial Counselor Select Growth Portfolio

Colonial Trust V
                  Colonial  Massachusetts  Tax-Exempt Fund
                  Colonial  Connecticut Tax-Exempt Fund
                  Colonial  California  Tax-Exempt Fund
                  Colonial  Michigan  Tax-Exempt Fund
                  Colonial  Minnesota  Tax-Exempt Fund
                  Colonial New York  Tax-Exempt  Fund
                  Colonial  North  Carolina Tax-Exempt Fund
                  Colonial Ohio Tax-Exempt Fund
                  Colonial Florida Tax-Exempt Fund

Colonial Trust VI
                  Colonial U.S. Growth & Income Fund
                  Colonial Small Cap Value Fund
                  Colonial Aggressive Growth Fund
                  Colonial Value Fund
                  Colonial International Equity Fund
                  Newport Asia Pacific Fund

Colonial Trust VII
                  Newport Tiger Fund


By:  Nancy L. Conlin, Secretary For Each Trust



By:  James Tambone, Chief Executive Officer
     Liberty Funds Distributor, Inc.


Dated: ______________________________